AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON MARCH __, 2000
                              SUBJECT TO AMENDMENT

                                                REGISTRATION NO. ______-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 OMI CORPORATION
             (Exact name of registrant as specified in its charter)
                                ________________

        Marshall Islands                                 52-2098714
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
 of incorporation or organization)

                                One Station Place
                               Stamford, CT 06901
                                 (203) 602-6700

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                            FREDRIC S. LONDON, ESQ.,
                     SENIOR VICE PRESIDENT & GENERAL COUNSEL
                                 OMI CORPORATION
                                One Station Place
                               Stamford, CT 06901
                                 (203) 602-6700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ________________

     The Commission is requested to mail signed copies of all orders, notices and communications to:

      Fredric S. London, Esq.                     Robert L. Clare III, Esq.
         OMI Corporation                               White & Case LLP
        One Station Place                        1155 Avenue of the Americas
       Stamford, CT  06901                         New York, New York  10036
          (203) 602-6700                                 (212) 819-8200


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                                ________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. []

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

                                ________________

     Pursuant to Rule 429(a) of the Securities Act of 1933, as amended, a combined prospectus is being used in this registration statement, and pursuant to Rule 429(b) of the Securities Act of 1933, as amended, the earlier registration statement to which the combined prospectus relates is the Company's Form S-3 Registration Statement filed on February 11, 2000 (Registration File No. 333-30230).

                                ________________



                       CALCULATION OF REGISTRATION FEE(1)

                                                          Proposed maximum     Proposed maximum
    Title of each class of           Amount to be        offering price per   aggregate offering     Amount of
  securities to be registered        registered(1)           share(2)             price(2)        registration fee
  ----------------------------       -------------       -------------------   ------------------ ----------------

Common Stock, par value $0.50      9,583,000 shares            $3.625           $34,738,375          $9,170.93
per share (and related Rights    (and an equal number
(the "Rights") with the shares        of Rights)
of Common Stock)

________________
(1) A combined prospectus is being used pursuant to Rule 429(a) under the Securities Act of 1933, as amended, and pursuant to Rule 429(b) under the Securities Act of 1933, 6,299,998 shares are being carried forward and the amount of the filing fee associated with such securities that was previously paid with the earlier registration statement was $3,742.20.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on March 24, 2000.

                                ________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



    ========================================================================

================================================================================
The information contained in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission or any applicable state securities commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
================================================================================

                                    Subject to Completion, Dated March ___, 2000
Prospectus

                                15,882,998 Shares
                                 OMI CORPORATION
                                  Common Stock

     This is a public offering of shares of Common Stock of the OMI Corporation by the Selling Stockholders named in this Prospectus. The Selling Stockholders are offering 15,882,998 shares of Common Stock of OMI Corporation . OMI Corporation will not receive any of the proceeds from the offering.

     With each share being offered, there is one Right to purchase Series A Participating Preferred Stock, par value $1.00 per share of OMI Corporation. This Right is exercisable in certain circumstances arising from a hostile takeover attempt.

     The Common Stock is listed on the New York Stock Exchange under the symbol "OMM." On March ___, 2000, the last reported sale price of the Common Stock on the NYSE was $__ per share.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         Prospectus dated March __, 2000

                                TABLE OF CONTENTS

Available Information......................................................... 3
Incorporation of Certain Information by Reference............................. 4
The Company................................................................... 5
Use of Proceeds............................................................... 5
Common Stock Price Range...................................................... 5
Dividend Policy............................................................... 6
Selling Stockholders.......................................................... 6
Plan of Distribution.......................................................... 7
Legal Matters................................................................. 7
Experts....................................................................... 8

     As used in this Prospectus,

     (a) the "Common Stock" means the common stock of OMI, par value $0.50 per share; references to the Common Stock will generally include the related Rights;

     (b) the "Company" or "OMI" means the OMI Corporation, a Marshall Islands corporation;

     (c) the "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (d) the "NYSE" means the New York Stock Exchange;

     (e) the "Rights" means the rights to purchase Series A Participating Preferred Stock of the Company, with $1.00 par value per share, issuable in certain circumstances with the shares of Common Stock;

     (f) the "Securities Act" means the Securities Act of 1933, as amended; and

     (g) the "Selling Stockholders" are the persons identified in the table under the heading "Selling Stockholders" in this prospectus.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), under the Securities Act for the registration of the Common Stock and Rights offered hereby. This prospectus constitutes a part of the Registration Statement and does not contain all the information set forth therein, certain parts of which have been omitted as permitted by the rules and regulations of the Commission. Any statements contained in this prospectus concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. For further information regarding the Company and the securities offered hereby, you should refer to the Registration Statement.

     You can inspect and copy the Registration Statement, as well as the reports, proxy statements and other information filed by the Company with the Commission, at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048. You can also obtain copies of this material from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. For information on the operation of the Public Reference Section, you may call the Commission at 1-800-SEC-0330. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants who file electronically with the Commission. In addition, you can inspect reports, proxy statements and other information concerning the Company at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company incorporates and makes part of this prospectus by reference the following documents, filed by the Company with the Commission pursuant to the Exchange Act, except as superseded or modified herein:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

          2. The Company's Amendment to the Company's Annual Report on Form 10-KA filed by April 7, 1999;

          3. The Company's current reports on Form 8-K dated July 1, 1999;

          4. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

          5. The Company's Proxy Statement for the 1999 annual meeting of stockholders;

          6. The description of the Common Stock contained in its registration statements on Form 8-A, May 15, 1998, as amended on June 18, 1998 and the description of the Rights currently traded with the Common Stock contained in the Company's registration statement on Form 8-A, dated December 14, 1998, filed under Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description; and

          7. The Company's Registration Statement on Form S-3 filed on February 11, 2000 (Registration File No. 333-30230).

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this prospectus and made a part hereof from the date of filing of such documents, except that the information required by Item 402 (i), (k) and (l) of Regulation S-K under the Securities Act and included in any such document is not incorporated herein. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein or in a subsequently filed document, that also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in the documents. You should direct requests for such copies to Fredric S. London, Esq., Senior Vice President and General Counsel, OMI Corporation, One Station Place, Stamford, Connecticut 06901 (telephone:(203) 602-6700).

                                   THE COMPANY

     The principal executive offices of the Company are located at One Station Place, Stamford, Connecticut 06901 (telephone:(203) 602-6700).

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. See "Selling Stockholders."

                            COMMON STOCK PRICE RANGE

     The Company's Common Stock is listed on the New York Stock Exchange under the symbol "OMM." The table below shows the range of reported last sale prices on the New York Stock Exchange Composite Tape for the Company's Common Stock for the periods indicated and the dividends paid per share on the Common Stock for such periods.


                                                   Common
                                                Stock Price
                                            --------------------
                                            High             Low
                                            ----             ---

Period beginning June 17, 19981
     June 17 to  June 30  ..................8 11/16          6 7/8
     Third Quarter .........................8 5/16           3 1/8
     Fourth Quarter ........................     4           2 5/8
Year ended December 31, 1999
     First Quarter .........................3 1/4            1 9/16
     Second Quarter ....................... 2 11/16          1 1/2
     Third Quarter .........................2 3/4            1 7/8
     Fourth Quarter ........................2 9/16           1 1/2
Period ended March 24, 2000.................3 3/4            3 1/2

_______________
1 Prior to June 30, 1998, the Company was a Subsidiary of OMI Corp., a Delaware corporation.


                                 DIVIDEND POLICY

     The Board has not declared dividends to this date. OMI's current policy is not to pay dividends, but to retain cash for use in its business. Any determination to pay dividends by OMI in the future will be at the discretion of the Board of Directors and will depend upon OMI's results of operations, financial condition, capital restrictions, covenants and other factors deemed relevant by the Board of Directors. Payment of dividends is limited by the terms of certain agreements to which OMI and its subsidiaries are party.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the Selling Stockholders, including:

          (i) the name of each Selling Stockholder;

          (ii) the number of shares of Common Stock beneficially owned by such Selling Stockholder prior to the offering;

          (iii) the maximum number of shares of such Common Stock to be offered by such Selling Stockholder hereby; and

          (iv) the number of shares of Common Stock to be beneficially owned by such Selling Stockholder assuming all of the shares of such Selling Stockholder covered by this prospectus are distributed in the offering.

     Because the Selling Stockholders or their transferees may offer all, a portion or none of the Common Stock offered pursuant to this prospectus, no estimate can be given as to the amount of Common Stock that will be held by the Selling Stockholders upon termination of the offering. See "Plan of Distribution."

                                                                                           Number of Shares
                                             Number of               Maximum          to be Beneficially
                                              shares                Number of             Owned after
                                           Beneficially              Shares           Offering, Assuming
                                          Owned Prior to              to be           All Shares Offered
                                           the Offering              Offered            are Distributed

Spindrift Partners, L.P................      2,996,300             2,996,300                    0

Spindrift Investors (Bermuda), L.P.....        703,700               703,700                    0

Odin Norden............................      1,250,000             1,250,000                    0

Odin Norge.............................      1,250,000             1,250,000                    0

Vital Forsikring A/S...................      2,275,000             2,275,000                    0

Hafslund ASA...........................      1,108,000             1,108,000                    0

Mega Tankers Newbuilding AS............      5,700,000             5,700,000                    0

Venturos Holding AS....................        299,999               299,999                    0

Glastad Capital AS.....................        299,999               299,999                    0

Total..................................     15,882,998            15,882,998                    0



                              PLAN OF DISTRIBUTION

     The Company has not been advised by the Selling Stockholders as to any plan of distribution. Distribution of the Common Stock by the Selling Stockholders, or by pledgees, donees (including charitable organizations), transferees or other successors in interest, may be effected from time to time in one or more transactions (which may involve block transactions):

          (i) on the NYSE in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchange,

          (ii) in the over-the-counter market, or

          (iii) in transactions otherwise than on such exchange or in the over-the-counter market, or in a combination of any such transactions.

     Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of the Common Stock for whom they may act as agent. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     The Company has agreed to bear certain expenses (excluding any underwriting fees, expenses, discounts or other costs payable to any underwriter, broker or dealer) in connection with the registration and sale of the Common Stock being offered by the Selling Stockholders, estimated to be approximately $[________].

     The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of any Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                                  LEGAL MATTERS

     The validity of the Common Stock being offered hereby will be passed upon for the Company by Fredric S. London, Esq., Senior Vice President and General Counsel of the Company.

                                     EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The   estimated   expenses  of  issuance  and   distribution,   other  than
underwriting  discounts  and  commissions,   expected  to  be  incurred  by  the
Registrant are as follows:

     Filing fee of Securities and Exchange Commission
     relating to registration statement..........................     $9,170.93

     Fees and expenses of counsel for the Registrant,
     White & Case LLP............................................     $5,000.00

     Fee of accountants, Deloitte & Touche LLP...................    $10,000.00

     Miscellaneous                                                            0

     Total.......................................................    $24,170.93

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS OF OMI

     Marshall Islands law provides that with respect to legal actions against a person by reason of the fact that such person is or was a director or officer of a corporation, such corporation (i) must indemnify such person for expenses of litigation when such person is successful on the merits; (ii) may indemnify such person for expenses, judgments, fines and amounts paid in settlement of litigation (other than in an action by or in right of the corporation), even if such person is not successful on the merits, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, had no reason to believe that conduct was unlawful); and (iii) may indemnify such person for the expenses of a suit by or in the interest of the corporation, even if such person is not successful on the merits, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made if such person has been found to be liable of negligence or misconduct in the performance of his duties to the corporation unless the court in which such action was brought determines that, despite the finding of liability, such person is fairly and reasonably entitled to indemnity for such expenses. The advancement of litigation expenses to a director or officer is also authorized upon receipt by the board of directors of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. The OMI Articles and By-laws limit personal liability of directors and officers to the fullest extent permitted by Marshall Islands law.

     Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors, officers or persons controlling OMI pursuant to the foregoing provisions, OMI has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and therefore unenforceable.

ITEM 16. EXHIBITS.

Exhibit
Number           Description

4.1 The Articles of Incorporation of OMI Corporation, incorporated by reference herein from Exhibit 3.1 of the Registration Statement of Form S-1 dated May 15, 1998.

4.2 By-laws of OMI Corporation, incorporated by reference herein from Exhibit 3.2 of the Registration Statement on Form S-1 dated May 15, 1998.

5 Opinion of Fredric S. London, Esq. as to the legality of the shares of Common Stock and Rights registered hereunder.

23.1             Consent of Deloitte & Touche LLP.

23.3             Consent of Fredric S. London,  Esq. (included in Exhibit Number
                 5).

24               Power of  Attorney  (included  in Part II of this  Registration
                 Statement).

ITEM 17. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 28th day of March, 2000.

                                   OMI Corporation
                                   (Registrant)



                                   By: /s/ Fredric S. London
                                      -----------------------------------------
                                      Fredric S. London
                                      Senior Vice President and General Counsel


                                   By: /s/ Vincent J. de Sostoa
                                      -----------------------------------------
                                      Vincent J. de Sostoa
                                      Senior Vice President and Chief Financial
                                      Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fredric S. London and Vincent J. de Sostoa and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   NAME                              SIGNATURE                         DATE

Robert Bugbee                  /s/ Robert Bugbee                 March 28, 2000
Director                       ---------------------------
James N. Hood                  /s/ James N. Hood                 March 23, 2000
Director                       ---------------------------
Craig H. Stevenson, Jr.        /s/ Craig H. Stevenson, Jr.       March 28, 2000
Director                       ---------------------------
James D. Woods                 /s/ James D. Woods                March 28, 2000
Director                       ---------------------------
Michael Klebanoff              /s/ Michael Klebanoff             March 23, 2000
Director                       ---------------------------



                                  EXHIBIT INDEX

Exhibit
Number           Description

4.1 The Articles of Incorporation of OMI Corporation, incorporated by reference herein from Exhibit 3.1 of the Registration Statement of Form S-1 dated May 15, 1998.

4.2 By-laws of OMI Corporation, incorporated by reference herein from Exhibit 3.2 of the Registration Statement on Form S-1 dated May 15, 1998.

5 Opinion of Fredric S. London, Esq. as to the legality of the shares of Common Stock and Rights registered hereunder.

23.1             Consent of Deloitte & Touche LLP.

23.3             Consent of Fredric S. London,  Esq. (included in Exhibit Number
                 5).

24               Power of  Attorney  (included  in Part II of this  Registration
                 Statement).

                                                                       Exhibit 5

                                                                  March 28, 2000



OMI Corporation
One Station Place
Stamford, Connecticut 06902

         Re:    OMI Corporation,
                Registration Statement on Form S-3

Ladies and Gentlemen:

     I am General Counsel of OMI Corporation, a Marshall Islands' corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the above-captioned Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration of 9,583,000 shares of the Corporation's Common Stock, $0.50 par value (the "Shares"), and related Rights (the "Rights") to purchase Series A Participating Preferred Stock, par value $1.00 issuable in certain circumstances with the shares of Common Stock.

     In arriving at the opinions expressed below, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Corporation and such other instruments and other certificates or public officials, officers and representatives of the Corporation and such other persons, and I have made such investigation of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed and have not verified that the signatures on all documents that I have examined are genuine.

     Based on the foregoing, it is my opinion that:

     1. The Corporation is validly existing as a corporation in good standing under the laws of the Marshall Islands.

     2. The Shares have been duly authorized by all necessary corporate action of the Corporation, and are legally issued, fully paid and non-assessable.

     3. The Rights have been duly authorized and are the valid, binding and enforceable obligations of the Company.

     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) I have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principals of equity.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name in the Registration Statement and the related Prospectus under the caption "Legal Matters." By giving such consent, I do not admit that I am an "expert" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,


                                           /s/ Fredric S. London
                                           -----------------------------------
                                           Fredric S. London
                                           Vice President, General Counsel
                                           and Secretary

                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of OMI Corporation on Form S-3 of our report dated February 23, 1999 (February 28, 1999 as to Note 7), appearing in the Annual Report on Form 10-K of OMI Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                         /s/ Deloitte & Touche LLP
                                         -------------------------------


                                         New York, New York
                                         March 28, 2000